Exhibit 99.1
Investor Relations Contact:
Don Duffy/Raphael Gross
203.682.8200
Kona Grill Reports First Quarter Results
First Quarter Same-Store Sales Increased 6.2%; Diluted EPS of ($0.16)
Company Raises 2006 Earnings Guidance
SCOTTSDALE—(BUSINESS WIRE)—May 2, 2006—Kona Grill, Inc. (Nasdaq: KONA), an American grill and sushi bar, today reported results for its first quarter ended March 31, 2006.
Highlights for the first quarter of 2006 include:
•	Revenue increased 27.2% to $10.2 million

•	Same-store sales increased 6.2%

•	Restaurant operating profit increased 23.9% to $2.0 million

•	Net loss of ($0.3 million), or ($0.05) per diluted share, excluding previously announced separation charges of $0.08 per diluted share and non-cash stock-based compensation expense of $0.03 per diluted share
“First quarter results exceeded our expectations, and we hope to keep that momentum going throughout the rest of the year. Although our Sugarland location continues to negatively impact us in the short-term, our restaurant operating profit margins remain among the highest in the industry, and is a strong testament to our attractive unit economics. Our development schedule is on track, and we look forward to continued delivery of a quality dining experience to our guests as we build out the Kona Grill brand,” said Marcus E. Jundt, Chairman of the Board, Interim President and Chief Executive Officer of Kona Grill.
First Quarter Financial Results
Revenue increased 27.2% to $10.2 million during the first quarter of 2006 from $8.0 million during the same period last year, primarily as a result of $1.7 million in incremental revenue associated with the opening of two new restaurants since August 2005, and a 6.2% increase in same-store sales due to customer traffic and increased prices.
Average weekly sales for the four restaurants in the comparable base were $110,975 during the first quarter of 2006, compared to $104,467 in the prior year period. Average weekly sales for restaurants not in the comparable base were $68,293 during the first quarter this year versus $66,129 last year. Average weekly sales for restaurants not in the comparable base during the first quarter of 2006 were impacted by lower sales volumes at the Sugarland, Texas restaurant. Excluding the Sugarland restaurant, average weekly sales for restaurants not in the comparable base were $74,208 during the first quarter of 2006.

General and administrative expenses were $2.0 million during the first quarter of 2006 compared to $1.2 million for the prior year period. General and administrative expenses for the first quarter of 2006 include $0.4 million, or $0.08 per share, related to the previously announced resignation of the Company’s former CEO, and $0.2 million, or $0.03 per share, attributable to the recording of stock-based compensation expense upon adoption of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (SFAS No. 123R) in 2006. General and administrative expenses for the prior year period also include stock-based compensation expense of $0.2 million for the accelerated vesting of outstanding stock options.
Net loss for the first quarter of 2006 was ($0.9 million), or ($0.16) per diluted share, based upon 5.7 million diluted shares, versus a net loss of ($0.3) million, or ($0.21) per diluted share last year, based upon 1.5 million diluted shares.
Financial Guidance
For the second quarter of 2006, the Company expects revenue of $11.3 million to $11.6 million and a net loss per share of ($0.12) to ($0.15). This range excludes the estimated impact of adopting SFAS No. 123R, which requires the expensing of stock options issued to employees. The impact of SFAS No. 123R is estimated to be $0.00 to $0.03 per diluted share for the second quarter of 2006. In addition to the previously announced opening of its restaurant in Dallas, Texas, the Company expects to open a restaurant in Lincolnshire, Illinois at the end of the second quarter 2006.
For fiscal year 2006, the Company continues to anticipate revenue of $49 million to $51 million and anticipates an improved net loss per share of ($0.47) to ($0.56). This amount includes the previously discussed charge of $0.08 per diluted share related to the resignation of the Company’s former CEO. This range excludes the estimated impact of adopting SFAS No. 123R which is estimated to be $0.05 to $0.07 per diluted share in 2006. The Company intends to open five restaurants in 2006, of which one has already opened. The Company anticipates being profitable in 2007.
Conference Call & Annual Shareholder Meeting
The Company will host a conference call to discuss first quarter 2006 financial results today at 5:00 PM EDT. Hosting the call will be Marcus E. Jundt, Chairman of the Board, Interim President and Chief Executive Officer; Jason Merritt, Chief Operating Officer; and Mark Robinow, Chief Financial Officer.
The call will be webcast live from the Company’s website at www.konagrill.com under the investor relations section. Listeners may also access the call by dialing 1-800-289-0529 or 1-913-981-5523. A replay of the call will be available until Tuesday, May 9, 2006, by dialing
1-888-203-1112 or 1-719-457-0820, the password is 3828643.
The Company will also hold its Annual Shareholders meeting on Thursday, May 4, 2006, at the Offices of Greenberg Traurig LLP,
2375 E. Camelback Road, Suite 700, Phoenix, AZ 85016 at 5:00 PM EDT. Please note that that the Company’s April 24, 2006 press release misstated the proper time of the meeting.

About Kona Grill
Kona Grill owns and operates restaurants in Scottsdale, AZ; Chandler, AZ; Denver, CO; Carmel, IN; Kansas City, MO; Omaha, NE; Las Vegas, NV; Dallas, TX; San Antonio, TX; and Sugarland (Houston), TX. Kona Grill restaurants offer freshly prepared food, personalized service, and a warm, contemporary ambiance that creates an exceptional, yet affordable, dining experience. Kona Grill restaurants serve a diverse selection of mainstream American dishes, comfort food favorites and award-winning sushi as well as a variety of flavorful appetizers and entrees. Each restaurant features an extensive sushi menu and sushi bar.
Forward-Looking Statements
The financial guidance we provide for our second quarter and fiscal year 2006 results, statements about our beliefs regarding profits and stockholder value, and certain other statements contained in this press release are forward-looking. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include various risk factors set forth in our 2005 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, as well as various risk factors set forth from time to time in our reports filed with the Securities and Exchange Commission.

KONA GRILL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2006	2005
	(unaudited)
ASSETS
Current assets	$27,065	$29,327
Other assets	457	474
Property and equipment, net	26,657	22,617

Total assets	$54,179	$52,418

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$7,081	$4,655
Long-term obligations	10,484	10,452
Stockholders’ equity	36,614	37,311

Total liabilities and stockholders’ equity	$54,179	$52,418

KONA GRILL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2006	2005
	(Unaudited)
Restaurant sales	$10,194	$8,011
Costs and expenses:
Cost of sales	2,895	2,335
Labor	3,153	2,509
Occupancy	706	582
Restaurant operating expenses	1,446	975
General and administrative	2,014	1,214
Preopening expense	291	7
Depreciation and amortization	730	511

Total costs and expenses	11,235	8,133

Loss from operations	(1,041)	(122)
Interest income	237	2
Interest expense	(79)	(184)

Loss from operations before income taxes	(883)	(304)
Provision for income taxes	5	—

Net loss	$(888)	$(304)

Net loss per share:
Basic	$(0.16)	$(0.21)

Diluted	$(0.16)	$(0.21)

Weighted average shares used in computation:
Basic	5,731	1,463

Diluted	5,731	1,463

Reconciliation of Restaurant Operating Profit to Income from Operations
The Company defines restaurant operating profit to be restaurant sales minus cost of sales, labor, occupancy, and restaurant operating expenses. Restaurant operating profit does not include general and administrative expenses, depreciation and amortization, and preopening expenses. The Company believes restaurant operating profit is an important component of financial results because it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance. The Company uses restaurant operating profit as a key metric to evaluate its restaurants’ financial performance compared with its competitors. Restaurant operating profit is not a financial measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to income from operations. Restaurant operating profit may not be comparable to the same or similarly titled measures computed by other companies. The table below sets forth the Company’s calculation of restaurant operating profit and a reconciliation to income from operations, the most comparable GAAP measure.

	Three Months Ended
	March 31,
	2006	2005
Restaurant sales	$10,194	$8,011
Costs and expenses:
Cost of sales	2,895	2,335
Labor	3,153	2,509
Occupancy	706	582
Restaurant operating expenses	1,446	975

Restaurant operating profit	1,994	1,610

Deduct — other costs and expenses:
General and administrative	2,014	1,214
Preopening expense	291	7
Depreciation and amortization	730	511

Loss from operations	$(1,041)	$(122)

	Percentage of Restaurant Sales
	Three Months Ended
	March 31,
	2006	2005
Restaurant sales	100.0%	100.0%
Costs and expenses:
Cost of sales	28.4%	29.1%
Labor	30.9%	31.3%
Occupancy	6.9%	7.3%
Restaurant operating expenses	14.2%	12.2%

Restaurant operating profit	19.6%	20.1%

Deduct — other costs and expenses:
General and administrative	19.7%	15.1%
Preopening expense	2.9%	0.1%
Depreciation and amortization	7.2%	6.4%

Loss from operations	(10.2%)	(1.5%)